     As filed with the Securities and Exchange Commission on May 25, 2001
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                         TARGETED GENETICS CORPORATION

            (Exact name of Registrant as specified in its charter)


                          Washington                                               91-1549568
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                           1100 Olive Way, Suite 100
                          Seattle, Washington  98101
         (Address of principal executive offices, including zip code)

                         TARGETED GENETICS CORPORATION

                            1999 STOCK OPTION PLAN
                           (Full title of the plan)

                               H. STEWART PARKER
                     President and Chief Executive Officer
                         Targeted Genetics Corporation
                           1100 Olive Way, Suite 100
                          Seattle, Washington  98101
                                (206) 623-7612
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                   Copy to:

                               STEPHEN M. GRAHAM
                                ANN L. McGUIRE
                      Orrick, Herrington & Sutcliffe LLP
                         719 Second Avenue, Suite 900
                          Seattle, Washington  98104
                             ______________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================

                                                                 Proposed Maximum     Proposed Maximum
              Title of Securities               Number to Be    Offering Price Per   Aggregate Offering      Amount of
                to Be Registered                Registered(1)        Share(2)             Price(2)        Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share,           2,000,000           $5.43              $10,860,000           $2,715
 authorized but unissued under the 1999 Stock
 Option Plan
--------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock that may become issuable under the 1999 Stock Option Plan being registered hereby as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price per share is estimated to be $5.43, based on the average of the high and low prices of the registrant's common stock on May 23, 2001, as reported on the Nasdaq National Market.

                     REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 is being filed by Targeted Genetics Corporation for the purpose of registering an additional 2,000,000 shares of common stock, par value $0.01, to be issued pursuant to the Targeted Genetics Corporation 1999 Stock Option Plan, as restated January 23, 2001. The contents of the Targeted Genetics' registration statement on Form S-8 (No. 333-78523) relating to the 1999 Stock Option Plan, filed on May 14, 1999, are incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.


Item 8.  EXHIBITS

    Exhibit
    Number                             Description
-------------- -----------------------------------------------------------------
     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

    10.1 Targeted Genetics Corporation 1999 Stock Option Plan, as restated January 23, 2001 (incorporated by reference to Exhibit 10.2 to the registrant's quarterly report on Form 10-Q for the period ended March 31, 2001, filed on May 11, 2001)

    23.1       Consent of Ernst & Young LLP, independent auditors

    23.2       Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 5.1)

    24.1       Power of Attorney (included in signature page)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 23rd day of May, 2001.

                                   TARGETED GENETICS CORPORATION

                                   /s/ H. Stewart Parker
                                   _____________________________________________
                                   By: H. Stewart Parker
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints H. Stewart Parker and David J. Poston, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 23rd day of May, 2001.

               Signature                                  Title
               ---------                                  -----

        /s/ H. Stewart Parker
________________________________________   President, Chief Executive Officer
            H. Stewart Parker              (Principal Executive Officer) and
                                           Director

        /s/ David J. Poston
________________________________________   Senior Director of Finance, Assistant
            David J. Poston                Secretary (Interim Principal
                                           Financial and Accounting Officer)

      /s/ Jeremy L. Curnock Cook
________________________________________   Chairman of the Board and Director
          Jeremy L. Curnock Cook

           /s/ Jack L. Bowman
________________________________________   Director
               Jack L. Bowman

           /s/ Joseph M. Davie
________________________________________   Director
               Joseph M. Davie

           /s/ James D. Grant
________________________________________   Director
               James D. Grant

          /s/ Louis P. Lacasse
________________________________________   Director
              Louis P. Lacasse


________________________________________   Director
          Nelson L. Levy, Ph.D., M.D.

         /s/ Mark P. Richmond
________________________________________   Director
             Mark P. Richmond, Ph.D.

                               INDEX TO EXHIBITS


    Exhibit
    Number                                    Description
-------------    ---------------------------------------------------------------
      5.1        Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

     10.1 Targeted Genetics Corporation 1999 Stock Option Plan, as restated January 23, 2001 (incorporated by reference to Exhibit
                 10.2 to the registrant's quarterly report on Form 10-Q for the period ended March 31, 2001, filed on May 11, 2001)

     23.1        Consent of Ernst & Young LLP, independent auditors

     23.2        Consent of Orrick, Herrington & Sutcliffe LLP (included in
                 Exhibit 5.1)

     24.1        Power of Attorney (included in signature page)